CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Gambling.com Group Limited
St. Helier, Channel Island of Jersey
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-258412, No. 333-262539 and No. 333-270786) and Form F-3 (No. 333-266888 and No. 333-272030) of Gambling.com Group Limited of our report dated March 21, 2024, relating to the consolidated financial statements of Gambling.com Group Limited, which appears in this Annual Report on Form 20-F.

/s/ BDO LLP

BDO LLP
London, United Kingdom
March 21, 2024